Exhibit 10.3

AMENDMENT TO SECURED SUBORDINATED PROMISSORY NOTE

THIS AMENDMENT TO SECURED SUBORDINATED PROMISSORY NOTE (this “Amendment”) is entered into as of February 5, 2021 by and between Identiv, Inc., a Delaware corporation (the “Company”), and 21 April Fund, Ltd. (the “Holder”).

WHEREAS, on May 5, 2020, the Company issued a Secured Subordinated Promissory Note (the “Note”) to the Holder in the principal amount of $2,800,000 pursuant to the terms of Note and Warrant Purchase Agreement among the Company, the Holder and 21 April Fund, LP (the “Loan Agreement”);

WHEREAS, any term of the Note may be amended with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend Section 1.2 of the Note to provide that the Initial Maturity Date shall be changed from February 5, 2021 to March 31, 2021.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendments to Note.

a.	The first two sentences of Section 1.2 of the Note, which currently read as follows:

“The outstanding amount on this Note shall be due and payable on February 5, 2021 (the “Initial Maturity Date”, and the period from the date of the Note to the Initial Maturity Date, the “Initial Term”). The Initial Term may be extended at the election of the Holder for an additional three months to May 5, 2021 (such three- month period, the “Extended Term”, and such date the “Extended Maturity Date”).”

Are hereby amended and restated in their entirety to read as follows:

“The outstanding amount on this Note shall be due and payable on March 31, 2021 (the “Initial Maturity Date”, and the period from the date of the Note to the Initial Maturity Date, the “Initial Term”). The Initial Term may be extended at the election of the Holder to May 5, 2021 (such additional period, the “Extended Term”, and such date the “Extended Maturity Date”).”

2.Confirmation. Except as expressly modified by the terms and provisions of this Amendment, all of the terms and provisions of the Warrant and, for the avoidance of doubt, the Loan Agreement, are unchanged and continue in full force and effect.

3.Counterparts. This Amendment may be executed in any number of counterparts, by facsimile if necessary, each of which shall be an original, but all of which together shall constitute one instrument.

4.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

IDENTIV, INC.
By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

21 APRIL FUND, LTD.
By:	/s/ Michael M. Kellen
Name:	Michael M. Kellen
Title:	Authorized Signatory

IDENTIV, INC.

SIGNATURE PAGE TO

AMENDMENT TO NOTE